UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2018

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (818) 871-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                         Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                         Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 4, 2018, Debby R. Zurzolo, Executive Vice President, General Counsel and Secretary of The Cheesecake Factory Incorporated (the “Company”), advised the Board of Directors of the Company that she will retire from her positions with the Company and its subsidiaries in order to pursue other interests. Ms. Zurzolo’s retirement comes after 19 years of service with the Company as General Counsel and five additional years representing the Company as its outside real estate and business attorney while she was a Partner at the Los Angeles law firm of Greenberg, Glusker, Fields, Claman and Machtinger. Ms. Zurzolo will remain in her positions with the Company during its search for a new General Counsel and until April 12, 2018 and will be available for consultation with the Company thereafter to ensure a smooth transition. The Board thanked Ms. Zurzolo for her contributions to the Company and many years of service.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ David Overton
David Overton
Chief Executive Officer and Chairman of the Board

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